Exhibit H(2)

EXPENSE LIMITATION AGREEMENT

This EXPENSE LIMITATION AGREEMENT (the “Agreement”) is between Massachusetts Mutual Life Insurance Company, a Massachusetts corporation (the “Manager”), and MassMutual Institutional Funds, a Massachusetts business trust (the “Trust”), effective this 31st day of December, 2003.

WHEREAS, the Trust is an open-end diversified management investment company registered as such with the Securities and Exchange Commission pursuant to the Investment Company Act of 1940, as amended;

WHEREAS, MassMutual Inflation-Protected Bond Fund, MassMutual Strategic Balanced Fund, MassMutual Destination Retirement Income Fund, MassMutual Destination Retirement 2010 Fund, MassMutual Destination Retirement 2020 Fund, MassMutual Destination Retirement 2030 Fund and MassMutual Destination Retirement 2040 Fund (the “Funds”) are series of the Trust;

WHEREAS, the Manager is an investment adviser registered with the Commission as such under the Investment Advisers Act of 1940, as amended; and

WHEREAS, the Trust has appointed the Manager as its investment manager for the Funds and the Manager has agreed to act in such capacity upon the terms set forth in the relevant Investment Management Agreements, each dated December 31, 2003;

NOW THEREFORE, the Trust and the Manager hereby agree as follows:

1. Expense Limitations

The Manager agrees to cap the fees and expenses of the Funds at the following amounts through December 31, 2006. This agreement cannot be terminated unilaterally by the Manager.

MassMutual Inflation-Protected Bond Fund

Class S shares .58%

Class Y shares .68%

Class L shares .83%

Class A shares 1.08%

Class N shares 1.38%

MassMutual Strategic Balanced Fund

Class S shares .76%

Class Y shares .81%

Class L shares .96%

Class A shares 1.21%

Class N shares 1.51%

MassMutual Destination Retirement Income Fund

Class S shares .12%

Class Y shares .15%

Class L shares .25%

Class A shares .50%

Class N shares .80%

MassMutual Destination Retirement 2010 Fund

MassMutual Destination Retirement 2020 Fund

MassMutual Destination Retirement 2030 Fund

MassMutual Destination Retirement 2040 Fund

Class S shares .10%

Class Y shares .15%

Class L shares .25%

Class A shares .50%

Class N shares .80%

IN WITNESS WHEREOF, the Trust and the Manager have caused this Agreement to be executed on the day and year first above written.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/James S. Collins
James S. Collins, Vice President and Actuary

MASSMUTUAL INSTITUTIONAL FUNDS
on behalf of MASSMUTUAL INFLATION-PROTECTED BOND FUND,
MASSMUTUAL STRATEGIC BALANCED FUND,
MASSMUTUAL DESTINATION RETIREMENT INCOME FUND,
MASSMUTUAL DESTINATION RETIREMENT 2010 FUND,
MASSMUTUAL DESTINATION RETIREMENT 2020 FUND,
MASSMUTUAL DESTINATION RETIREMENT 2030 FUND and
MASSMUTUAL DESTINATION RETIREMENT 2040 FUND

By:	/s/Vernon J. Meyer
Vernon J. Meyer, Vice President